Exhibit 99.1

E*TRADE Financial Corporation

A Delaware Corporation

(the “Company”)

Compensation Committee Charter

This Charter was adopted by the Board of Directors (the “Board”) of the Company on April 23, 2003, and amended on February 13, 2007, August 13, 2009, July 26, 2011, and August 8, 2012.

A.	Purpose

The purpose of the Compensation Committee (the “Committee”) of the Board of the Company shall be to:

•	oversee the Company’s compensation and benefits policies generally;

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evaluate senior executives’ performance. For purposes of this Charter, the term “senior executive” shall mean each of the Executive Vice-Presidents of the Company, including those individuals designated as “Section 16 Officers;”

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oversee and set compensation for the Company’s senior executives, including matters relating to participation in stock option plans, stock purchase plans, profit sharing plans, employee stock purchase plans, 401(k) plans and similar plans, as well as establishing the base salary, incentive bonuses and other forms of compensation of senior executives; and

•	prepare the report on executive compensation that the Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

B.	Structure and Membership

1.	Number. The Committee shall consist of at least three directors of the Company (each, a “member”).

2.	Independence. Each member of the Committee shall be “independent” according to applicable NASDAQ rules and the Company (to the extent the Company maintains requirements that are more stringent).

3.	Chair. The Chair of the Committee shall be appointed by the Board, upon the recommendation of the Governance Committee of the Company (the “Governance Committee”).

4.	Selection and Removal. Members of the Committee shall be appointed by the Board, upon the recommendation of the Governance Committee. Committee members shall be appointed by the Board annually and may be removed by the Board at any time, with or without cause.

C.	Authority and Responsibilities

General

The Committee shall discharge its responsibilities in accordance with the same standards of duty and care as do the Directors of the Board. In addition to any other responsibilities which may be assigned from time to time by the Board, the Committee is authorized to undertake, and has responsibility for, the following areas related to the Company.

Compensation Matters

1.	Compensation Policies. The Committee shall review and approve the Company’s compensation and benefits policies generally (subject, if applicable, to stockholder ratification), including reviewing and approving any new or material changes to existing incentive-compensation plans and equity-based plans of the Company. This includes overall responsibility for the administration of all of the Company’s employee benefit plans, including the 401(k) Plan and the Associate Stock Purchase Plan, although day-to-day administration shall be performed by the Company’s management (or, in the case of the 401(k) Plan or the Deferred Compensation Plan, the Plan’s respective committee). The Committee shall report the results of such review and any action it takes with respect to the applicable Company’s compensation and benefits policies to the Board. Any new or material change to compensation or a benefit policy or program intended to apply broadly to the Company’s employee population must be submitted to, and approved by, the Board prior to adoption.

2.	Executive Compensation.

a.	The Committee shall review and approve for each of the Company’s senior executives his or her (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) any other compensation, ongoing perquisites or special benefit items. In so reviewing and approving executive compensation, the Committee shall:

(i)	identify corporate goals and objectives relevant to executive compensation (including efforts by the Company to retain such executives and the cost to the Company of each executive’s compensation or of all executive compensation as a whole);

(ii)	evaluate each executive’s performance in light of such goals and objectives and set each executive’s compensation based on such evaluation and such other factors as the Committee deems appropriate and in the best interests of the Company; and

(iii)	determine any long-term incentive component of each executive’s compensation based on awards given to such executive in past years, the Company’s performance, stockholder return and the value of similar incentive awards relative to such targets at comparable companies and such other factors as the Committee deems appropriate and in the best interests of the Company.

b.	The Committee’s annual proposal with respect to the Chief Executive Officer’s (the “CEO”) compensation agreement shall be presented to the full Board for its approval. The CEO may not be present during the deliberation of, or voting with respect to, the CEO’s compensation.

c.	The Committee shall report the results of such review and any action it takes with respect to the compensation of the Company’s senior executives to the Board.

d.	The Committee shall have sole and exclusive authority to effect stock option grants, stock appreciation right awards and direct stock issuances under any stockholder-approved equity incentive plan to all senior executives subject to the short-swing profit restrictions of the United States Federal securities laws.

e.	The Committee may delegate to one or more senior executives of the Company the authority to make grants to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plans as the Committee deems appropriate and in accordance with the terms of such plans.

f.	The Committee shall meet with the CEO prior to the start of each fiscal year to discuss the incentive compensation programs to be in effect for such fiscal year and the performance targets triggering payout under those programs. Within ninety (90) days after the start of each fiscal year, the Committee shall, by duly-authorized resolution, establish the incentive compensation programs to be in effect for that fiscal year for the Company’s senior executives and other participants, including the financial objectives to be attained and the procedures for determining the individual awards payable under those programs.

g.	Periodically, the Committee shall meet to review performance under the Company’s incentive compensation programs and award bonuses thereunder. At that time, the Committee shall also adjust base salary levels in effect for the Company’s senior executives and review the overall performance of the Company’s employee benefit plans.

3.	Disclosures. The Committee shall prepare the Compensation Committee Report and shall review and approve the Compensation Discussion and Analysis that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement. The Committee shall review and approve the description of the criteria, factors, policies, and procedures for determining compensation for Section 16 officers in the Company’s annual Proxy Statement. Departures from the criteria, factors, policies, and procedures for determining executive compensation must be approved by the Committee or recommended by the Committee for approval by the Board. The Committee shall review and approve the description of the criteria and material factors considered by the Committee in determining compensation for the most recent fiscal year for the Company’s Section 16 officers including material departures from its pre-established criteria, factors, policies, and procedures determining executive compensation.

4.	Additional Duties. The Committee shall have such other duties as may be delegated from time to time by the Board.

D.	Procedures and Administration

1.	Meetings. The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this Charter, provided that the Committee shall meet at least quarterly and shall hold an executive session without any Company management present at least two times per year. Special meetings of the Committee may be held from time to time pursuant to the call of the Chair of the Committee. The Chair of the Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings, shall set meeting agendas consistent with this Charter and shall, when present, preside at all meetings of the Committee. Meetings may be conducted by teleconference. In lieu of a meeting, the Committee may also act by unanimous written consent resolution. The Committee shall designate a person (who need not be a member of the Committee) to keep minutes of its meetings. The minutes shall be retained by the Corporate Secretary of the Company.

2.	Quorum. A majority of the Committee members in office shall constitute a quorum at any meeting but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If a quorum is present, the Committee may take action through the vote of a majority of the directors who are in attendance.

3.	Subcommittees. The Committee may, to the full extent permitted by applicable law or regulation, form and delegate its authority to subcommittees of the Committee when it deems appropriate and in the best interests of the Company.

4.	Reporting to the Board. The Committee shall report to the Board at least quarterly. This report shall include a review of any recommendations or issues that arise with respect to Company compensation and benefits policies, director and executive compensation and any other matters that the Committee deems appropriate or is requested to be included by the Board.

5.	Charter. The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

6.	Independent Advisors. The Committee has the authority (without seeking Board or management approval) to select, retain and terminate legal, financial, compensation, employee benefit or other professional advisors (“Advisors”) to assist the Committee in performing its responsibilities under this Charter. Such retention shall be coordinated by the Chair of the Committee with the assistance of the General Counsel of the Company. For purposes of clarification, this authority excludes selecting, retaining and terminating the Company’s registered public accounting firm. The Company shall be responsible for all costs and expenses incurred by the Advisors retained by the Committee; provided, that the Committee reviews and approves all invoices of the Advisors prior to their submission to the Company for payment.

7.	Access to Company Employees and Advisors. In addition to the above, the Committee shall have full, free and unrestricted access to the Company’s management, officers, employees, outside counsel and independent auditors to assist the Committee in performing its duties under this Charter and the Committee may, upon reasonable notice, require the Company’s management, officers, employees, outside counsel and independent auditors to meet with one or more of the Committee’s Advisors. In performing its functions, the Committee is entitled to rely on the findings of fact, advice, reports and opinions of its Advisors and of management as well as any legal, accounting or other advisors retained by the Company.

8.	Annual Self-Evaluation. At least annually, the Committee shall evaluate its own performance and report to the Board on such evaluation.